SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                   SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)
 COMMON STOCK-MIDLAND CO
          GAMCO INVESTORS, INC.
                       7/01/05            1,000-           38.5240
                       6/30/05            1,000-           34.6190
                       6/28/05              400-           33.7300
                       6/27/05              500-           33.7300
                       6/24/05            1,000-           32.2544
                       6/23/05              100-           33.7300
                       6/22/05              200-           33.7300
                       6/21/05              800-           33.7300
                       6/17/05              500-           33.7300
                       6/16/05            1,900-           33.7300
                       6/15/05              600-           33.7300
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                       7/05/05            1,000-           38.5000
                       7/05/05              500-           39.0340

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.